Exhibit 5.1
[Letterhead of Hunton & Williams LLP]
September 14, 2006
Board of Trustees
Hersha Hospitality Trust
44 Hersha Drive
Harrisburg, Pennsylvania 17102
Registration Statement on Form S-3 Filed Pursuant to Rule 462(b)
Ladies and Gentlemen:
     We have acted as counsel to Hersha Hospitality Trust, a Maryland real estate investment trust (the “Company”), connection with the sale and issuance 4,341,250 common shares of beneficial interest of the Company, $.01 par value per share (the “Shares”) in an underwritten public offering, covered by the above-referenced Registration Statement (the “Registration Statement”), to be filed by the Company with the Securities and Exchange Commission (the “Commission”) pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the “1933 Act”), on the date hereof.
     In connection therewith, we have relied upon, among other things, our examination of such documents, records of the Company and certificates of its officers and public officials as we have deemed necessary for purposes of the opinions expressed below. In our examination of the foregoing, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the accuracy and completeness of all documents submitted to us, the authenticity of all original documents, and the conformity to authentic original documents of all documents submitted to us as copies.
     Based upon the foregoing, and having regard for such legal considerations as we have deemed relevant, we are of the opinion that:
     1. The Company is a real estate investment trust duly formed, validly existing and in good standing under the laws of the State of Maryland.
     2. The Shares have been duly authorized and, if and when issued will be validly issued, fully paid and non-assessable.
     We do not purport to express an opinion on any laws other than the Maryland REIT Law. We express no opinion as to the applicability or effect of any federal or state securities laws, including the securities laws of the State of Maryland, or as to federal or state laws regarding fraudulent transfers.
     We consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to our firm under the heading “Legal Matters” therein.
Very truly yours,

/s/ Hunton & Williams LLP